UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 5, 2021

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.10 per share	VSH	New York Stock Exchange

Item 1.01 – Entry into a Material Definitive Agreement

On January 5, 2021, HSBC Bank USA, N.A., as trustee, executed a supplemental indenture dated as of December 23, 2020 (the "Supplemental Indenture"), regarding Vishay Intertechnology, Inc.'s ("Vishay" or the "Company") convertible senior notes due 2025 (the “Notes”).  The Notes were issued pursuant to an indenture, dated as of June 12, 2018 (the "Indenture"), between Vishay and HSBC Bank USA, N.A., as trustee.  The Supplemental Indenture amends the Indenture.

Pursuant to the Supplemental Indenture, at the direction of its Board of Directors, Vishay has fixed the “Specified Dollar Amount” (as defined in the Indenture) that shall apply to all future conversions of Notes at $1,000 cash per $1,000 principal amount.

The fixing of the Specified Dollar Amount requires Vishay to satisfy its conversion obligations by paying cash with respect to such Specified Dollar Amount.

Prior to entering into the Supplemental Indenture, Vishay had the option to settle any Notes presented for conversion by delivering cash, shares of common stock or any combination thereof.  At the direction of its Board of Directors, Vishay had always intended, upon conversion, to repay the principal amount of the Notes in cash and settle any additional amounts in common stock.  The entry into a Supplemental Indenture codifies this intention and removes Vishay’s option to settle the principal amount of the Notes in shares of common stock upon conversion.

The Company intends to early adopt Accounting Standards Update (“ASU”) No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, effective January 1, 2021.  Among other things, the ASU requires the use of the if-converted method of calculating diluted earnings per share for the Notes. Entering into the Supplemental Indenture will reduce the potential dilutive impact of the Notes to our stockholders and for purposes of earnings per share computations.

At December 31, 2020, there was $465,344,000 principal amount of Notes outstanding.

The above description of the Supplemental Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Supplemental Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01 – Other Events

Also on January 5, 2021, Vishay Intertechnology, Inc. gave notice to the holders of its 2.25% Convertible Senior Debentures due 2040 (the “Debentures”) that the Company would redeem the Debentures on February 4, 2021 (the “Redemption Date”). The redemption is pursuant to the Company’s option set forth in the indenture dated November 9, 2010 among the Company and Wilmington Trust Company, as trustee.  The redemption price will be paid in cash and will be 100% of the principal amount plus accrued but unpaid interest to, but excluding February 4, 2021.

Most of the Debentures, issued in 2010, have been repurchased by the Company in a series of transactions during 2018 and 2019, in open market repurchases or through individually negotiated agreements with holders.  The Company will redeem all of the outstanding Debentures, representing $300,000 in principal amount. Subsequent to the Redemption Date, no Debentures will remain outstanding.

Pursuant to Section 14.01(b)(v) of the Indenture, holders may surrender their Debentures for conversion at any time prior to the close of business on February 1, 2021, the third scheduled trading day immediately preceding the Redemption Date, after which time the holder’s right to convert shall expire, unless the Company defaults in the payment of the redemption price.  The Company will settle the conversion value in cash, based on a conversion rate of 81.8143 shares per $1,000 principal amount, multiplied by a volume weighted average stock price calculated during a 20 trading-day observation period, as detailed in the Indenture.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of December 23, 2020, by and between Vishay Intertechnology, Inc. and HSBC Bank USA, N.A., as trustee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2021

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer